EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-123017) and Form S-8 (No. 333-153533) of Neurobiological Technologies, Inc. of our report dated August 28, 2009, with respect to the consolidated financial statements of Neurobiological Technologies, Inc. included in this Annual Report on Form 10-K for the year ended June 30, 2009.
/s/ Odenberg Ullakko Muranishi & Co LLP
San Francisco, California
August 28, 2009